Exhibit 1(b)

MERRILL LYNCH INVESTMENT SERIES FUND, INC.,

ARTICLES OF AMENDMENT

MERRILL LYNCH INVESTMENT SERIES FUND, INC., a Maryland Corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST: The charter of the Corporation is hereby amended by striking out in its entirety ARTICLE II of the Articles of Incorporation and inserting in lieu thereof the following:

ARTICLE II

Name

The name of the Corporation is MERRILL LYNCH SERIES FUND, INC.

SECOND: The Board of Directors of the Corporation on January 15, 1981, duly adopted a resolution in which was set forth the foregoing amendment to the charter of the Corporation, declaring that the said amendment of the charter as proposed was advisable and directing that it be submitted for action thereon by the stockholder of the Corporation.

THIRD: The amendment of the charter of the Corporation as hereinabove set forth was approved by the sole stockholder of the Corporation by written consent in lieu of a meeting on January 15, 1981.

FOURTH: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholder of the Corporation.

IN WITNESS WHEREOF, MERRILL LYNCH INVESTMENT SERIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on January 15, 1981.

MERRILL LYNCH INVESTMENT SERIES FUND, INC.
By	/s/ Richard Jacobson
Richard Jacobson, Vice President

Witness: (attest)
/s/ Philip L. Kirstein
Philip L. Kirstein Secretary

THE UNDERSIGNED, of MERRILL LYNCH INVESTMENT SERIES FUND, INC., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ Richard Jacobson
Richard Jacobson, Vice President

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